Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 27, 2014, Exelis Inc. (“Exelis” or the “Company”) completed the previously announced spin-off of Vectrus, Inc. (“Vectrus”), its former Mission Systems business, through a pro rata distribution to the Company’s shareholders of one share of Vectrus common stock for every 18 shares of the Company’s common stock held by such shareholders as of September 18, 2014 (the “Record Date”), resulting in a total distribution of approximately 10.5 million shares of Vectrus common stock. In connection with the spin-off, Vectrus made a net cash distribution of $136 million to a subsidiary of Exelis on September 26, 2014. This cash distribution is subject to a working capital adjustment. Vectrus filed a registration statement on Form 10 with the Securities and Exchange Commission (SEC) describing the spin-off and other information about Vectrus that was declared effective by the SEC on September 8, 2014.

Vectrus was part of the Company’s Information and Technical Services segment and included the following major program areas: Infrastructure Asset Management; Logistics and Supply Chain Management; and Information Technology and Network Communication Services. Immediately after the spin-off, the Company does not beneficially own any shares of Vectrus common stock and will not consolidate the financial results of Vectrus for its future financial reporting. Vectrus’ financial results prior to the spin-off will be reported as discontinued operations beginning in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Prior to the completion of the spin-off, the Company and Vectrus entered into a Distribution Agreement and related separation agreements that will govern the post-separation relationship between the Company and Vectrus. These agreements generally provide that each party is responsible for its respective assets, liabilities and obligations following the spin-off, including employee benefits, intellectual property, information technology, insurance and tax-related assets and liabilities. The agreements also describe the Company’s future commitments to provide Vectrus with certain temporary transition services.

The following unaudited pro forma condensed consolidated financial information consists of unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and for the years ended December 31, 2013, 2012 and 2011, and an unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, which were derived from the Company’s historical consolidated and combined financial statements and give effect to the spin-off. The unaudited pro forma condensed consolidated financial information should be read together with the Company’s historical consolidated and combined financial statements and accompanying notes included in its Annual Report on From 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and for the years ended December 31, 2013, 2012 and 2011 reflect the Company’s results as if the spin-off and related transactions described below had occurred as of January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 reflects the Company’s financial position as if the spin-off and related transactions described below had occurred as of that date.

The unaudited pro forma condensed consolidated financial information gives effect to the spin-off and related transactions, including:

•	the transfer to Vectrus of Company assets and liabilities that are specifically identifiable or otherwise allocable to Vectrus;

•	the elimination of the Company’s equity interest in Vectrus;

•	the removal of certain non-recurring separation costs directly related to the spin-off transaction; and

•	the net cash distribution from Vectrus to a subsidiary of the Company.

The unaudited pro forma condensed consolidated financial information is not intended to be a complete presentation of the Company’s financial position or results of operations had the spin-off and related transactions occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the spin-off been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that Exelis management believes are reasonable, that reflect the impacts of events directly attributable to the spin-off, that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on Exelis. The pro forma adjustments may differ from those that will be calculated to report Vectrus as a discontinued operation in the Company’s future filings.

See the notes to the unaudited pro forma condensed consolidated financial information for a more detailed discussion of these transactions.

EXELIS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Six Months Ended June 30, 2014
		Pro Forma Adjustments
	Historical	Vectrus (A)	Other	Pro Forma
Product revenue	$1,003	$—	$—	$1,003
Service revenue	1,159	(598)	—	561

Total revenue	2,162	(598)	—	1,564

Cost of product revenue	732	—	—	732
Cost of service revenue	979	(535)	—	444
Selling, general and administrative expenses	227	(35)	—	192
Research and development expenses	25	—	—	25
Restructuring and asset impairment charges	7	—	—	7

Operating income	192	(28)	—	164
Interest expense, net	18	—	—	18
Other expense (income), net	(4)	—	—	(4)

Income from continuing operations before income tax expense	178	(28)	—	150
Income tax expense	65	(10)	—	55

Net income	$113	$(18)	$—	$95

Earnings Per Share
Basic
Net income	$0.60			$0.50
Diluted
Net income	$0.58			$0.49
Weighted average common shares outstanding – basic	189.3			189.3
Weighted average common shares outstanding – diluted	194.2			194.2

EXELIS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31, 2013
		Pro Forma Adjustments
	Historical	Vectrus (A)	Other	Pro Forma
Product revenue	$2,136	$—	$—	$2,136
Service revenue	2,680	(1,475)	—	1,205

Total revenue	4,816	(1,475)	—	3,341

Cost of product revenue	1,517	—	—	1,517
Cost of service revenue	2,231	(1,264)	—	967
Selling, general and administrative expenses	455	(60)	—	395
Research and development expenses	54	—	—	54
Restructuring and asset impairment charges	83	(3)	—	80

Operating income	476	(148)	—	328
Interest expense, net	37	—	—	37
Other expense (income), net	2	1	—	3

Income from continuing operations before income tax expense	437	(149)	—	288
Income tax expense	156	(46)	—	110

Net income	$281	$(103)	$—	$178

Earnings Per Share
Basic
Net income	$1.49			$0.94
Diluted
Net income	$1.46			$0.93
Weighted average common shares outstanding – basic	188.5			188.5
Weighted average common shares outstanding – diluted	192.0			192.0

EXELIS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31, 2012
		Pro Forma Adjustments
	Historical	Vectrus (A)	Other	Pro Forma
Product revenue	$2,487	$—	$—	$2,487
Service revenue	3,035	(1,792)	—	1,243

Total revenue	5,522	(1,792)	—	3,730

Cost of product revenue	1,726	—	—	1,726
Cost of service revenue	2,633	(1,606)	—	1,027
Selling, general and administrative expenses	516	(57)	—	459
Research and development expenses	67	—	—	67
Restructuring and asset impairment charges	19	—	—	19

Operating income	561	(129)	—	432
Interest expense, net	37	—	—	37
Other expense (income), net	3	—	—	3

Income from continuing operations before income tax expense	521	(129)	—	392
Income tax expense	191	(45)	—	146

Net income	$330	$(84)	$—	$246

Earnings Per Share
Basic
Net income	$1.76			$1.31
Diluted
Net income	$1.75			$1.30
Weighted average common shares outstanding – basic	187.4			187.4
Weighted average common shares outstanding – diluted	188.6			188.6

EXELIS INC.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31, 2011
		Pro Forma Adjustments
	Historical	Vectrus (A)	Other	Pro Forma
Product revenue	$2,817	$—	$—	$2,817
Service revenue	3,022	(1,785)	—	1,237

Total revenue	5,839	(1,785)	—	4,054

Cost of product revenue	1,933	—	—	1,933
Cost of service revenue	2,683	(1,634)	—	1,049
Selling, general and administrative expenses	566	(46)	—	520
Research and development expenses	99	—	—	99
Restructuring and asset impairment charges	23	—	—	23

Operating income	535	(105)	—	430
Interest expense, net	10	—	—	10
Other expense (income), net	(12)	—	—	(12)

Income from continuing operations before income tax expense	537	(105)	—	432
Income tax expense	211	(43)	—	168

Net income	$326	$(62)	$—	$264

Earnings Per Share
Basic
Net income	$1.75			$1.42
Diluted
Net income	$1.75			$1.41
Weighted average common shares outstanding – basic	186.2			186.2
Weighted average common shares outstanding – diluted	186.7			186.7

EXELIS INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(IN MILLIONS)

	June 30, 2014
		Pro Forma Adjustments
	Historical	Vectrus (A)	Other		Pro Forma
Assets
Current assets
Cash and cash equivalents	$394	$(9)	$120	(B)	$505
Receivables, net	964	(237)	—		727
Inventories, net	259	(4)	—		255
Deferred tax asset	18	21	—		39
Other current assets	50	(10)	—		40

Total current assets	1,685	(239)	120		1,566

Plant, property and equipment, net	460	(9)	—		451
Goodwill	2,190	(217)	—		1,973
Other intangible assets, net	157	—	—		157
Deferred tax asset	183	86	—		269
Other non-current assets	93	(3)	—		90

Total non-current assets	3,083	(143)	—		2,940

Total assets	$4,768	$(382)	$120		$4,506

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$348	$(115)	$—		$233
Advance payments and billings in excess of costs	272	(7)	—		265
Compensation and other employee benefits	196	(56)	—		140
Other accrued liabilities	143	(9)	—		134

Total current liabilities	959	(187)	—		772

Defined benefit plans	1,312	—	—		1,312
Long-term debt	649	—	—		649
Deferred tax liability	3	(1)	—		2
Other non-current liabilities	113	(3)	—		110

Total non-current liabilities	2,077	(4)	—		2,073

Total liabilities	3,036	(191)	—		2,845

Shareholders’ equity
Common stock	2	—	—		2
Additional paid-in capital	2,651	(193)	120	(B)	2,578
Treasury stock	(69)	—	—		(69)
Retained earnings	548	—	—		548
Accumulated other comprehensive loss	(1,400)	2	—		(1,398)

Total shareholders’ equity	1,732	(191)	120		1,661

Total liabilities and shareholders’ equity	$4,768	$(382)	$120		$4,506

EXELIS INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

(IN MILLIONS, UNLESS OTHERWISE STATED)

Statements of Operations and Balance Sheet

(A) The adjustments reflect the discontinued operations of Vectrus; including the removal of the assets, liabilities, equity and results of operations of Vectrus and non-recurring separation costs directly related to the spin-off transaction, and excluding certain general corporate overhead expenses that were not specifically related to Vectrus and that did not meet the discontinued operations criteria. The non-recurring separation costs removed were $6, $2, $0 and $0 for the six months ended June 30, 2014 and for the years ended December 31, 2013, 2012 and 2011, respectively.

(B) The adjustments reflect the net cash distribution from Vectrus to Exelis. The distribution was funded by the proceeds from a senior secured term loan issued by Vectrus in connection with the spin-off.